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EXHIBIT 99.(a)(1)(B)

Letter of Transmittal

Sanmina-SCI Corporation

Pursuant to the Offer to Purchase, dated February 17, 2005, for Cash
Up to $735,632,000 Aggregate Principal Amount at Maturity of its Outstanding
Zero Coupon Convertible Subordinated Debentures due 2020
(CUSIP NOS. 800907AD9/800907AC1; ISIN NOS. US800907AD93/US800907AC11)

THE OFFER TO PURCHASE WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
FRIDAY, MARCH 18, 2005, UNLESS EXTENDED OR EARLIER TERMINATED BY
SANMINA-SCI CORPORATION.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Regular Mail or Overnight Courier:	In Person by Hand Only:	By Registered or Certified Mail:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, Minnesota 55479	Wells Fargo Bank, N.A. Corporate Trust Northstar East Building—12th Floor 608 Second Avenue South Minneapolis, MN 55402 Facsimile Transmission: (for Eligible Institutions only) (612) 667-4927	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, Minnesota 55480

Confirm receipt of Facsimile Transmission by Telephone:

(612) 667-9764
(800) 344-5128

        Delivery of this letter of transmittal to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

        The instructions contained herein and in the above referenced Offer to Purchase (as may be supplemented and amended from time to time), referred to as the "offer to purchase," should be read carefully before this letter of transmittal is completed.

        References in this letter of transmittal to "Zero Coupon Debentures" refer to the Zero Coupon Convertible Subordinated Debentures due 2020 of Sanmina-SCI Corporation.

        List below certificate numbers and principal amounts at maturity of Zero Coupon Debentures to which this letter of transmittal relates. If the space provided below is inadequate, list the Zero Coupon Debentures, certificate numbers and principal amounts at maturity of the represented and tendered Zero Coupon Debentures on a separately executed schedule and affix the schedule to this letter of transmittal.

DESCRIPTIONS OF ZERO COUPON DEBENTURES TENDERED (See Instruction 4)

Name(s) and address(es) of registered holder(s) or name of DTC participant and participant's DTC account number in which Zero Coupon Debentures are held (please fill in blank)	CERTIFICATES ENCLOSED (attach signed list if necessary)

	Certificate number(s)*	Aggregate principal amount at maturity of Zero Coupon Debentures represented**	Aggregate principal amount at maturity of Zero Coupon Debentures tendered**

*	Need not be completed by holders tendering by book-entry transfer.
**	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the Zero Coupon Debentures specified above is being tendered.

        The names and addresses of the holders should be printed, if not already printed above, exactly as they appear on the certificates representing Zero Coupon Debentures tendered hereby.

        Indicate on the lines below the order (by certificate number) in which Zero Coupon Debentures are to be purchased in the event of proration. If you do not designate an order, in the event less than all Zero Coupon Debentures tendered are purchased due to proration, Zero Coupon Debentures will be selected for purchase by Wells Fargo Bank, N.A., the depositary for the offer, referred to as the "depositary." Attach an additional signed list if necessary.

1st:	2nd:	3rd:	4th:

Holders who wish to be eligible to receive the purchase price per $1,000 principal amount at maturity of Zero Coupon Debentures pursuant to the offer must properly tender (and not withdraw) their Zero Coupon Debentures on or prior to the expiration date.

☐  Check here if certificates representing tendered Zero Coupon Debentures are enclosed herewith.

☐  Check here if tendered Zero Coupon Debentures are being delivered by book-entry transfer made to the account maintained by the depositary with DTC and complete the following:

Name of Tendering Institution:
Account Number with DTC:
Transaction Code Number:

☐  Check here if Zero Coupon Debentures are being tendered pursuant to notice of guaranteed delivery previously sent to the depositary and complete the following:

Name(s) of Registered Holder(s):
Window Ticket No. (if any):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that Guaranteed Delivery:
If delivery is by book-entry transfer, give the following information:
Name of Tendering Institution:
Account Number of DTC:
Transaction Code Number:

        Unless the context indicates or requires otherwise, the terms "Sanmina-SCI," "we," "us," and "our" as used in this letter of transmittal refer to Sanmina-SCI Corporation.

        By the execution hereof, the undersigned acknowledges receipt of the offer to purchase. This letter of transmittal (as may be supplemented and amended from time to time) and instructions hereto, referred to as the "letter of transmittal," together with the offer to purchase constitutes the "offer" with respect to the Zero Coupon Debentures. Certain terms used but not defined herein shall have the meanings ascribed to them in the offer to purchase. The letter of transmittal is to be used by holders of the Zero Coupon Debentures to tender their Zero Coupon Debentures pursuant to the offer.

        This letter of transmittal is to be used by holders if certificates representing Zero Coupon Debentures are to be physically delivered to the depositary by holders. This letter of transmittal may also be used by holders who choose to deliver their Zero Coupon Debentures by book-entry transfer to the account maintained by the depositary at the Depository Trust Company ("DTC"). Additional information relating to the procedure for tendering the Zero Coupon Debenture is set forth in the offer to purchase under Item 6, "The Offer—Procedures for Tendering Debentures."

        Holders of Zero Coupon Debentures who are tendering by book-entry transfer to the depositary's account at DTC can execute the tender through DTC's Automated Tender Offer Program ("ATOP"). DTC participants that are accepting the offer can electronically transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the depositary's account at DTC. DTC will then send an agent's message to the depositary for its acceptance. Delivery of the agent's message by DTC will satisfy the terms of the offer as to execution and delivery of a letter of transmittal by the participant identified in the agent's message, and there will be no requirement to deliver the letter of transmittal to the depositary.

        Delivery of documents to DTC does not constitute delivery to the depositary.

        Any beneficial owner whose Zero Coupon Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Zero Coupon Debentures pursuant to the offer should promptly contact such entity and instruct such entity to tender on behalf of the beneficial owner.

        Holders who desire to tender their Zero Coupon Debentures and

          (a)   certificates representing such Zero Coupon Debentures are not immediately available and therefore can not be delivered to the depositary prior to the expiration date,

          (b)   time will not permit such holder's letter of transmittal, certificates representing such Zero Coupon Debentures and all other required documents to reach the depositary on or prior to the expiration date, or

          (c)   the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date,

in each case, must tender their Zero Coupon Debentures according to the guaranteed delivery procedures set forth in the offer to purchase under Item 6, "The Offer—Procedures of Tendering Debentures—Guaranteed Delivery."

        The undersigned has completed, executed and delivered this letter of transmittal to indicate the action the undersigned desires to take with respect to the offer.

        The instructions included with this letter of transmittal must be followed. Questions and requests for assistance concerning the offer to purchase and this letter of transmittal may be directed to Banc of America Securities LLC, the dealer manager for the offer. Requests for additional copies of the offer to purchase and this letter of transmittal may be directed to Georgeson Shareholder Communications Inc., the information agent, in each case at the respective addresses and telephone numbers set forth on the back cover page of this letter of transmittal. See Instruction 12 below.

Note: Signatures Must be Provided Below
Please Read the Accompanying Instructions Carefully

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the offer, the undersigned hereby tenders to Sanmina-SCI the principal amount at maturity of the Zero Coupon Debentures indicated in the box entitled "Description of Zero Coupon Debentures Tendered" on page 1 hereof.

        Subject to, and effective upon, the acceptance for purchase of, and payment for, the aggregate principal amount at maturity of the Zero Coupon Debentures tendered with this letter of transmittal, the undersigned hereby sells, assigns and transfers to Sanmina-SCI, all right, title and interest in and to the Zero Coupon Debentures that are being tendered hereby, waives any and all other rights with respect to such Zero Coupon Debentures (including without limitation, any existing or past defaults and their consequences in respect of the Zero Coupon Debentures and the indenture under which the Zero Coupon Debentures were issued) and releases and discharges Sanmina-SCI from any and all claims such holder may have now, or may have in the future, arising out of, or related to, such Zero Coupon Debentures, including without limitation any claims that such holder is entitled to receive additional principal or interest payments, including accreted interest, with respect to such Zero Coupon Debentures, to participate in any redemption or defeasance of the Zero Coupon Debentures or to be entitled to any of the benefits under the indenture dated as of September 12, 2000, between Sanmina-SCI and Wells Fargo Bank, N.A., as successor by merger to Wells Fargo Bank Minnesota, National Association (the "indenture"). The undersigned hereby irrevocably constitutes and appoints the depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the depositary also acts as our agent) with respect to such Zero Coupon Debentures, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Zero Coupon Debentures, or transfer ownership of such Zero Coupon Debentures on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to Sanmina-SCI, or upon Sanmina-SCI's order, (b) present such Zero Coupon Debentures for transfer of ownership on the security register for the Zero Coupon Debentures and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Zero Coupon Debentures.

        The undersigned understands that tenders of Zero Coupon Debentures may be withdrawn or revoked by written notice of withdrawal or revocation received by the depositary at any time prior to the applicable expiration date for the offer and at any time after 12:00 midnight, New York City time, on April 14, 2005 unless Sanmina-SCI has already accepted the Zero Coupon Debentures so tendered for payment pursuant to the offer, but the purchase price shall not be payable in respect of Zero Coupon Debentures so withdrawn.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Zero Coupon Debentures tendered hereby, and that when such Zero Coupon Debentures are accepted for purchase and payment by Sanmina-SCI, it will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or by Sanmina-SCI to be necessary or desirable to complete the sale, assignment and transfer of the Zero Coupon Debentures tendered hereby.

        The undersigned understands that tenders of Zero Coupon Debentures pursuant to any of the procedures described in the offer to purchase and in the instructions hereto and acceptance thereof by Sanmina-SCI will constitute a binding agreement between the undersigned and Sanmina-SCI.

        For purposes of the offer, the undersigned understands that Sanmina-SCI will be deemed to have accepted for payment, and therefore to have purchased, Zero Coupon Debentures that have been properly tendered and not withdrawn, only when, as and if Sanmina-SCI gives oral or written notice to the depositary of its acceptance of such Zero Coupon Debentures for payment under the offer.

        The undersigned understands that Sanmina-SCI's obligation to accept for payment, and to pay for, Zero Coupon Debentures properly tendered and not withdrawn pursuant to the offer is subject to satisfaction of certain conditions set forth in Item 9 of the offer to purchase under the caption "Conditions to the Offer." Any Zero Coupon Debentures not accepted for payment will be returned promptly to the undersigned at the address set forth above unless otherwise indicated herein under "Special Delivery Instructions" below.

        The undersigned also understands that under no circumstances will interest be paid by Sanmina-SCI by reason of any delay in making payment to the undersigned.

        All authority conferred or agreed to be conferred by this letter of transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this letter of transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

        The undersigned understands that the delivery and surrender of the Zero Coupon Debentures is not effective, and the risk of loss of the Zero Coupon Debentures does not pass to the depositary, until receipt by the depositary of this letter of transmittal (or in the case of transfer by book-entry method, an agent's message), or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to Sanmina-SCI. Sanmina-SCI will determine, in its sole discretion, all questions as to the validity, form, eligibility, time of receipt, and the acceptance for payment of any tendered Zero Coupon Debentures pursuant to any of the procedures described above and in the offer to purchase, and the form and validity, including time of receipt of notices of withdrawal, of all documents. Such determination by Sanmina-SCI will be final and binding.

        Unless otherwise indicated under "Special Payment Instructions" below, please issue a check from the depositary for the purchase price for any Zero Coupon Debentures tendered hereby that are purchased in the name(s) of the holder(s) appearing under "Description of Zero Coupon Debentures Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions" below, please return any certificates representing Zero Coupon Debentures not tendered or not accepted for purchase (and accompanying documents, as appropriate) to the address(es) of the holder(s) appearing under "Description of Zero Coupon Debentures Tendered." In the event that both the Special Payment Instructions and the Special Delivery Instructions are completed, please issue the check for the applicable purchase price and/or return any certificates representing Zero Coupon Debentures not tendered or not accepted for purchase (and any accompanying documents, as appropriate) to the person or persons so indicated. In the case of a book-entry delivery of Zero Coupon Debentures, please credit the account maintained at DTC appearing under "Description of Zero Coupon Debentures Tendered" with any Zero Coupon Debentures not tendered or not accepted for purchase, unless otherwise indicated under "Special Delivery Instructions." The undersigned recognizes that Sanmina-SCI does not have any obligation pursuant to the Special Payment Instructions or the Special Delivery Instructions to transfer any Zero Coupon Debentures from the name of the holder thereof if Sanmina-SCI does not accept for purchase any of the Zero Coupon Debentures so tendered.

PLEASE SIGN HERE

(To be completed by all tendering holders regardless of whether Zero Coupon Debentures are being physically delivered herewith, unless an agent's message is delivered in connection with a book-entry transfer of such Zero Coupon Debentures)

        This letter of transmittal must be signed by the registered holder(s) of Zero Coupon Debentures exactly as their name(s) appear(s) on certificate(s) for Zero Coupon Debentures or if tendered by book-entry transfer by the registered holder(s) of Zero Coupon Debentures exactly as such participant's name appears on a security position listing them as the owner of Zero Coupon Debentures or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this letter of transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to Sanmina-SCI of such person's authority to so act. See Instruction 5 below.

        By completing, executing and delivering this letter of transmittal, the undersigned hereby tenders the aggregate principal amount at maturity of the Zero Coupon Debentures listed in the box above labeled "Description of Zero Coupon Debentures Tendered" (or, if nothing is indicated therein, with respect to the entire aggregate principal amount at maturity represented by the Zero Coupon Debentures described in the box).

        If the signature appearing below is not of the registered holder(s) of the Zero Coupon Debentures, then the registered holder(s) must sign a valid proxy.

X
X	(Signature(s) of Holder(s) or Authorized Signatory)
Dated:	, 2005.
Name(s):
(Please Print)
Capacity:
Address:
(Including Zip Code)
Area Code and Telephone No.:
Tax Identification or Social Security Number:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN

SIGNATURE GUARANTEE
(See Instructions 1 and 5 below)

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Medallion Signature Guarantor)

(Authorized Signature)

(Printed Name)

(Title)

Dated:	, 2005.

SPACE BELOW FOR FINANCIAL INSTITUTIONS ONLY:

PLACE MEDALLION GUARANTEE IN THIS SPACE

  SPECIAL PAYMENT INSTRUCTIONS
  (See Instructions 1, 4, 5, 6 and 7)

  To be completed ONLY if a check constituting payment for Zero Coupon Debentures to be purchased in connection with the offer is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this letter of transmittal or to an address different from that shown in the box entitled "Description of Zero Coupon Debentures Tendered" with the letter of transmittal.

Name:
(Please Print)
Address:

(Zip Code)
Taxpayer Identification or Social Security Number (See Substitute Form W-9 herein)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 4, 5, 6 and 7)

  To be completed ONLY if certificates for Zero Coupon Debentures in a principal amount at maturity not tendered or not accepted for purchase are to be sent to someone other than the person or persons whose signature(s) appear(s) within this letter of transmittal or to an address different from that shown in the box entitled "Description of Zero Coupon Debentures Tendered" within this letter of transmittal, or if the Zero Coupon Debentures tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the one designated above.

Name:
(Please Print)
Address:

(Zip Code)
Taxpayer Identification or Social Security Number (See Substitute Form W-9 herein)
Credit unpurchased Zero Coupon Debentures by book-entry transfer to the DTC account set forth below:
Account Number:

INSTRUCTIONS

Forming Part of the Terms and Conditions of The Offer

        1.     Guarantee of Signatures.    No signature guarantee is required if the Zero Coupon Debentures are tendered and delivered (a) by a registered holder of Zero Coupon Debentures (or by a participant in DTC whose name appears on a security position listing as the owner of such Zero Coupon Debentures) who has not completed any of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or (b) for the account of a member of a registered national securities exchange or of the National Association of the Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. If the Zero Coupon Debentures are registered in the name of a person other than the signer of this letter of transmittal or if Zero Coupon Debentures not accepted for payment or not tendered are to be returned to a person other than the registered holder, then the signature on this letter of transmittal accompanying the tendered Zero Coupon Debentures must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, referred to as a "medallion signature guarantor." Beneficial owners whose Zero Coupon Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Zero Coupon Debentures with respect to Zero Coupon Debentures so registered. See Item 6, "The Offer—Procedures for Tendering Debentures," in the offer to purchase.

        2.     Requirements of Tender.    This letter of transmittal is to be completed by holders of Zero Coupon Debentures if certificates representing such Zero Coupon Debentures are to be forwarded herewith, or if delivery of such certificates is to be made by book-entry transfer to the account maintained by DTC, pursuant to the procedures set forth in the offer to purchase under Item 6, "The Offer—Procedures for Tendering Debentures." For a holder properly to tender Zero Coupon Debentures pursuant to the offer, a properly completed and duly executed letter of transmittal (or in the case of transfer by book-entry method, an agent's message) or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by these instructions, must be received by the depositary at its address set forth on the cover of this letter of transmittal on or prior to the applicable expiration date and either (a) certificates representing such Zero Coupon Debentures must be received by the depositary at its address or (b) such Zero Coupon Debentures must be transferred pursuant to the procedures for book-entry transfer described in the offer to purchase under Item 6, "The Offer—Procedures for Tendering Debentures" and a book-entry confirmation must be received by the depositary, in each case, on or prior to the expiration date. Holders may also tender their Zero Coupon Debentures by complying with the procedures for guaranteed delivery set forth in the offer to purchase under Item 6, "The Offer—Procedures for Tendering Debentures."

        The method of delivery of Zero Coupon Debentures and this letter of transmittal, any required signature guarantees and all other required documents, including delivery through DTC, is at your election and risk. Delivery of Zero Coupon Debentures (including in the case of a book-entry transfer, by book-entry confirmation) and all other required documents will be deemed made only if and when actually received by the depositary prior to 12:00 midnight, New York City time, on the expiration date. If delivery is by mail, it is suggested that you use properly insured, registered mail with return receipt requested. In addition, you should mail sufficiently in advance of the expiration date to ensure delivery to the depositary on or prior to the expiration date. If you tender through DTC, you or your broker must ensure that the depositary receives an agent's message from DTC confirming the book-entry transfer of your Zero Coupon Debentures. If a broker, dealer, commercial bank, trust company or other nominee holds your Zero Coupon Debentures, it is likely your broker, dealer, commercial bank, trust company or other nominee will have an earlier deadline for you to act to instruct them to accept the offer on your behalf.

        No alternative, conditional or contingent tenders shall be accepted. All tendering holders, by execution of this letter of transmittal, waive any right to receive any notice of the acceptance of their Zero Coupon Debentures for payment.

        3.     Withdrawal of Tenders; Amendment and Extension.    A tender of Zero Coupon Debentures pursuant to an offer may be withdrawn at any time on or prior to the expiration date, and, unless already accepted for payment by Sanmina-SCI pursuant to the offer, may be withdrawn at any time after 12:00 midnight, New York City time, on Thursday, April 14, 2005 (the date which is 40 business days after the commencement of the offering), but no consideration shall be payable in respect of Zero Coupon Debentures so withdrawn.

        If acceptance for payment of any Zero Coupon Debentures tendered pursuant to an offer is delayed or we are unable to accept for payment or pay for the Zero Coupon Debentures tendered pursuant to the offer, we may instruct the depositary to retain tendered Zero Coupon Debentures (subject to the right of withdrawal referred to in the immediately preceding paragraph and subject to Rule 14e-1(c) under the Exchange Act, which requires that the offeror pay the consideration or return the Zero Coupon Debentures deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).

        For a withdrawal of Zero Coupon Debentures tendered pursuant to the offer to be effective, a written notice or facsimile notice of withdrawal must be received by the depositary, prior to the applicable expiration date or after April 14, 2005, if the Zero Coupon Debentures have not already been accepted for payment by us, at the depositary's address set forth on the cover of this letter of transmittal. Any such notice of withdrawal must (a) specify the name of the holder who tendered the Zero Coupon Debentures to be withdrawn, (b) contain a description of the Zero Coupon Debentures to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Zero Coupon Debentures (unless such Zero Coupon Debentures were tendered by book-entry transfer) and the aggregate principal amount at maturity of such Zero Coupon Debentures, and (c) be signed by the holder of such Zero Coupon Debentures in the same manner as the original signature on the letter of transmittal by which such Zero Coupon Debentures were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the depositary that the person withdrawing the tender has succeeded to the beneficial ownership of the Zero Coupon Debentures. If the Zero Coupon Debentures to be withdrawn have been delivered or otherwise identified to the depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of such withdrawal even if physical release is not effected.

        If a holder has tendered Zero Coupon Debentures under the procedure for book-entry transfer set forth in Item 6, "Offer Procedures for Tendering Zero Coupon Debentures," any notice of withdrawal of a book-entry interest also must specify the name and the number of the account at the book-entry transfer facility to be credited with the withdrawn Zero Coupon Debentures and must otherwise comply with the book-entry transfer facility's procedures.

        Any permitted withdrawal of tendered Zero Coupon Debentures may not be rescinded and any Zero Coupon Debentures properly withdrawn will thereafter be deemed not properly tendered. However, properly withdrawn Zero Coupon Debentures may be re-tendered by again following one of the appropriate procedures described in Item 6, "The Offer—Procedures for Tendering Debentures" in the offer to purchase, at any time on or prior to the expiration date.

        If a holder tenders its Zero Coupon Debentures in an offer, such holder may convert its Zero Coupon Debentures only if such holder withdraws its Zero Coupon Debentures prior to the time on which such holder's right to withdraw expires. The Zero Coupon Debentures are convertible into shares of Sanmina-SCI common stock at a conversion rate of 6.4826 shares per $1,000 principal amount at maturity of the Zero Coupon Debentures, which is equivalent to a conversion price of approximately $85.16 per share.

        Any Zero Coupon Debentures that have been tendered pursuant to an offer but that are not purchased will be returned to the holder thereof without cost to such holder promptly following the earlier to occur of the applicable expiration date or the date on which the offer is terminated without any Zero Coupon Debentures being purchased thereunder.

        All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by us, in our sole discretion (which determination shall be final and binding). None of Sanmina-SCI, the depositary, the dealer manager, the information agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

        If we make a material change in the terms of the offer or the information concerning an offer or waive a material condition of the offer, we will promptly announce any such change or waiver and, to the extent required by applicable law, disseminate additional materials relating to the offer and extend the offer period. In addition, we may, if we deem appropriate, extend the offer for any other reason. In addition, if the consideration to be paid in the offer is increased or decreased or the amount of Zero Coupon Debentures subject to the offer is increased by more than 2% of such Zero Coupon Debentures outstanding or the amount of Zero Coupon Debentures subject to that offer is decreased, that offer will remain open at least 10 business days from the date we first give notice of such increase or decrease to holders of Zero Coupon Debentures subject to the offer, by press release or otherwise in compliance with applicable law.

        4.     Partial Tenders.    Tenders of Zero Coupon Debentures pursuant to an offer will be accepted only in principal amounts at maturity equal to $1,000 or multiples thereof. If less than the entire principal amount at maturity of any Zero Coupon Debentures evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount at maturity tendered in the designated column of the box entitled "Description of Zero Coupon Debentures Tendered" herein. The entire principal amount at maturity represented by the certificates for all Zero Coupon Debentures delivered to the depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount at maturity of all Zero Coupon Debentures is not tendered or not accepted for purchase, certificates for the principal amount at maturity of Zero Coupon Debentures not tendered or not accepted for purchase will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC designated herein) to the holder unless otherwise provided in the appropriate box in this letter of transmittal (see Instruction 6) promptly after the Zero Coupon Debentures are accepted for purchase.

        5.     Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures.    If this letter of transmittal is signed by the registered holder(s) of the Zero Coupon Debentures tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this letter of transmittal is signed by a participant in DTC whose name is shown as the owner of the Zero Coupon Debentures tendered hereby, the signature must correspond with the name shown on the security position listing the owner of the Zero Coupon Debentures.

        If this letter of transmittal is executed by a holder of Zero Coupon Debentures who is not the registered holder, then the registered holder must sign a valid proxy, with the signature of such registered holder guaranteed by a medallion signature guarantor, unless the signature is that of an eligible institution.

        If any of the Zero Coupon Debentures tendered hereby are owned of record by two or more joint owners, all such owners must sign the letter of transmittal. If any tendered Zero Coupon Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal and any necessary accompanying documents as there are different names in which certificates are held.

        If this letter of transmittal is signed by the registered holder, the certificates for any principal amount at maturity of Zero Coupon Debentures not tendered or accepted for purchase are to be issued (or if any principal amount at maturity of Zero Coupon Debentures that is not tendered or not accepted for purchase is to be reissued or returned) to or, if tendered by book-entry transfer, credited to the account at DTC of the registered holder, and checks constituting payments for Zero Coupon Debentures to be purchased in connection with the offer are to be issued to the order of the registered holder, then the registered holder need not endorse any certificates for tendered Zero Coupon Debentures, nor provide a separate bond power. In any other case (including if this letter of transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Zero Coupon Debentures tendered or transmit a separate properly completed bond power with this letter of transmittal, in either case, executed exactly as the names of the registered holders appear on such Zero Coupon Debentures, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Zero Coupon Debentures, exactly as the names of the participant appears on such security position listing, with the signature on the endorsement or bond power guaranteed by a medallion signature guarantor, unless such certificates or bond powers are executed by an eligible institution. See Instruction 1.

        If this letter of transmittal or any certificates of Zero Coupon Debentures or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. The proper evidence satisfactory to us of their authority to so act must be submitted with this letter of transmittal.

        Endorsements on certificates for Zero Coupon Debentures, signatures on bond powers and proxies provided in accordance with this Instruction 5 by registered holders not executing this letter of transmittal must be guaranteed by a medallion signature guarantor. See Instruction 1.

        6.     Special Payment and Special Delivery Instructions.    Tendering holders should indicate in the applicable box or boxes the name and address to which Zero Coupon Debentures for principal amounts at maturity not tendered or not accepted for purchase or checks constituting payments for Zero Coupon Debentures to be purchased in connection with an offer are to be issued or sent, if different from the name and address of the registered holder signing this letter of transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Zero Coupon Debentures not tendered or not accepted for purchase will be returned to the registered holder of the Zero Coupon Debentures tendered. For holders of Zero Coupon Debentures tendering by book-entry transfer, Zero Coupon Debentures not tendered or not accepted for purchase will be returned by crediting the account at DTC designated above.

        7.     Transfer Taxes.    We will pay all transfer taxes applicable to the purchase and transfer of Zero Coupon Debentures pursuant to the offer except in the case of deliveries of certificates for Zero Coupon Debentures for principal amounts at maturity not tendered or not accepted for payment that are registered or issued in the name of any person other than the registered holder of Zero Coupon Debentures tendered hereby. Except as provided in this Instruction 7, it will not be necessary for transfer stamps to be affixed to the certificates listed in this letter of transmittal.

        8.     Backup Withholding; Substitute Form W-9; Form W-8.    Each tendering holder is required to provide the depositary with the holder's correct taxpayer identification number, referred to as a "TIN", generally the holder's social security or federal employee identification number, on the Substitute Form W-9, which is provided under "Important Tax Information" below or, alternatively, to establish another basis for exemption from backup withholding. A holder must cross out item (2) in the certification box on Substitute Form W-9 if such holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering holder to a $50 penalty imposed by the Internal Revenue Service, referred to as the "IRS", and to applicable U.S. federal income tax backup withholding (currently at a rate of 28%) on the payment made to the holder or other payee with respect to Zero Coupon Debentures purchased pursuant to an offer. The box in Part 3 of the form should be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the depositary is not provided with a TIN, the depositary will withhold the applicable backup withholding amount from all such payments with respect to the Zero Coupon Debentures to be purchased until a TIN is provided to the depositary. In any case, 60 days after the date of the Substitute Form W-9 the depositary will remit the withheld amount to the IRS. Each tendering holder that is a foreign person, including entities, must submit an appropriate properly completed IRS Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, referred to as a "Form W-8", certifying, under penalties of perjury, to such holder's foreign status in order to establish an exemption from backup withholding. An appropriate Form W-8 can be obtained from the information agent or from the IRS electronically by means of its home page on the internet at "www.irs.gov."

        9.     Irregularities.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Zero Coupon Debentures pursuant to any of the procedures described above will be determined by us in our sole discretion (which determination shall be final and binding). We reserve the absolute right to reject any or all tenders of any Zero Coupon Debentures determined by us not to be in proper form or if the acceptance for payment of, or payment for, such Zero Coupon Debentures may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in any tender with respect to Zero Coupon Debentures of any particular holder. Our interpretation of the terms and conditions of the offer (including the letter of transmittal and the instructions thereto) will be final and binding. None of Sanmina-SCI, the depositary, the dealer manager, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If we waive our right to reject a defective tender of Zero Coupon Debentures, the holder will be entitled to the purchase price for any Debentures accepted for payment by us in the offer.

        10.   Waiver of Conditions.    We expressly reserve the absolute right to waive any of the conditions to an offer set forth in the offer to purchase in the case of the Zero Coupon Debentures tendered, in whole or in part, at any time and from time to time in the manner described in the offering document.

        11.   Mutilated, Lost, Stolen, or Destroyed Certificates for Zero Coupon Debentures.    If a holder desires to tender Zero Coupon Debentures, but the certificates evidencing such Zero Coupon Debentures have been mutilated, lost, stolen or destroyed, such holder should contact the trustee for the Zero Coupon Debentures, Wells Fargo Bank, N.A., Corporate Trust Department, Attn: Bondholder Communications, (telephone: (800-344-5128), facsimile: (612) 667-4927), to receive information about the procedures for obtaining replacement certificates for the Zero Coupon Debentures.

        12.   Requests for Assistance or Additional Copies.    Any questions or requests for assistance may be directed to Banc of America Securities LLC, the dealer manager, at the address and telephone number set forth on the back page of this letter of transmittal. Requests for additional copies of this offer to purchase, the letter of transmittal or the notice of guaranteed delivery or any other documents used in connection with the offer may be directed to Georgeson Shareholder Communications Inc., the information agent, at the address and telephone number set forth on the back page of this letter of transmittal. Requests for copies of the indenture relating to the Zero Coupon Debentures may also be directed to the information agent. Beneficial owners may also contact their broker, dealer, commercial bank or trust company or nominee for assistance concerning the offer.

IMPORTANT TAX INFORMATION

        Under U.S. federal income tax laws, a holder whose tendered Zero Coupon Debentures are accepted for payment is required to provide the depositary (as payor) with such holder's correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such holder is an individual, the TIN is his or her social security number or individual taxpayer identification number, as the case may be. If the depositary is not provided with the TIN, a $50 penalty may be imposed by the IRS, and payments made with respect to Zero Coupon Debentures purchased pursuant to the offer may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

        Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt holders should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the depositary. A foreign person, including entities, may qualify as an exempt recipient by submitting to the depositary an appropriate, properly completed IRS Form W-8 signed under penalties of perjury, certifying to that holder's foreign status. An appropriate Form W-8 can be obtained from the information agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

        If backup withholding applies, the depositary is required to withhold the applicable backup withholding amount (currently at a rate of 28%) from any payments made by us to the holder or other payee. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the IRS, provided the required information is furnished.

Purpose of Substitute Form W-9

        To prevent backup withholding on payments made with respect to Zero Coupon Debentures purchased pursuant to an offer, the holder is required to provide the depositary with either (i) the holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (a) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (b) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

What Number to Give the Depositary

        The holder is required to give the depositary the TIN (e.g., social security number, individual taxpayer identification number or employer identification number) of the registered holder of the Zero Coupon Debentures. If the Zero Coupon Debentures are held in more than one name or are held not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

PAYOR'S NAME: Wells Fargo Bank, N.A.

SUBSTITUTE Form W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social security number (or Individual Taxpayer Identification Number) (If awaiting TIN, write "Applied For") or Employer identification number (If awaiting TIN, write "Applied For")

Department of the Treasury Internal Revenue Service Payor's Request for Taxpayer Identification Number (TIN)	Part 2—Certification—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

	(3) I am a U.S. person (including a U.S. resident alien).	Part 3— Awaiting TIN ☐

Certification instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE	DATE	, 2005

NOTE:
Failure to complete and return this form may result in backup withholding 28% on of any payments made to you pursuant to the offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details. You must complete the following certificate if you checked the box in part 3 of Substitute Form W-9.

CERTIFICATE OF AWAITING TIN
I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN within 60 days of the Payment Date the withholding amount will be remitted to the IRS.
SIGNATURE	DATE	, 2005

        Any questions or requests for assistance may be directed to dealer manager at the address and telephone number set forth below. Requests for additional copies of this offer to purchase, the letter of transmittal or the notice of guaranteed delivery or any other documents used in connection with the offer may be directed to the information agent at the address and telephone number set forth below. Requests for copies of the indenture may also be directed to the information agent. Beneficial owners may also contact their broker, dealer, commercial bank or trust company or nominee for assistance concerning the offer.

The Information Agent for the Offer is:

Georgeson Shareholder Communications Inc.

17 State Street, 10th Floor
New York, NY 10004

Banks and Brokerage Firms please call: (212) 440-9800
All Others Call Toll-Free: (800) 456-6112

The Exclusive Dealer Manager for the Offer is:

Banc of America Securities LLC

9 West 57th Street
New York, NY 10019
Telephone (Collect): (212) 933-2200
Call Toll-Free: (888) 583-8900 x 2200

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  EXHIBIT 99.(a)(1)(B)
Letter of Transmittal
Note: Signatures Must be Provided Below Please Read the Accompanying Instructions Carefully
PLEASE SIGN HERE
INSTRUCTIONS
IMPORTANT TAX INFORMATION